                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Universal Compression Holdings Inc.'s Registration Statement Nos. 333-37648 and 333-55260 on Form S-8, and Nos. 333-50302 and 333-61774 on Form S-3, of our report dated May 25, 2001, appearing in this Annual Report on Form 10-K of Universal Compression Holdings for the year ended March 31, 2001.



DELOITTE & TOUCHE LLP
Houston, Texas
June 27, 2001